UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2008

MARSHALL HOLDINGS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-27879	88-0301278
(Commission File Number)	(IRS Employer Identification No.)

2750 West Brooks Avenue, Suite 103 North Las Vegas, Nevada	89032
(principal executive offices)	(Zip Code)

(702) 289-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02	Unregistered Sales of Equity Securities.

•	On June 10, 2008, an employee converted 10,000,000 shares of the Series B Preferred stock of the registrant into 10,000,000 shares of common stock of the registrant.

•	On June 10, 2008, an employee converted 15,000,000 shares of the Series B Preferred stock of the registrant into 15,000,000 shares of common stock of the registrant.

•	On June 11, 2008, an employee converted 5,000,000 shares of the Series B Preferred stock of the registrant into 5,000,000 shares of common stock of the registrant.

•	On June 11, 2008, an employee converted 10,000,000 shares of the Series B Preferred stock of the registrant into 10,000,000 shares of common stock of the registrant.

•	On June 12, 2008, an investor purchased 2,500,000 shares of common stock of the registrant for the purchase price of $250, as a result of the exercise of an option.

•	On June 13, 2008, an employee converted 9,000,000 shares of the Series B Preferred stock of the registrant into 9,000,000 shares of common stock of the registrant.

•	On June 25, 2008, an employee converted 1,000,000 shares of the Series B Preferred stock of the registrant into 1,000,000 shares of common stock of the registrant.

•	On June 30, 2008, an investor purchased 2,500,000 shares of common stock of the registrant for the purchase price of $250, as a result of the exercise of an option.

Item 5.02	Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

On July 1, 2008, Elwood Sprenger was elected chairman of the board of directors of the registrant.  Mr. Sprenger replaced Richard A. Bailey who remains as president and chief executive officer of the registrant.

Mr. Sprenger, who is age 59, has not previously served in any capacity with the registrant, and there is no arrangement or understanding between him and any other person pursuant to which he was or is to be selected as an officer of the registrant.  Mr. Sprenger has not been named to any committees of the board of directors of the registrant, or at the time of this disclosure is expected to be named.  There is no family relationship between Mr. Sprenger or any other officer or director of the registrant.

Mr. Sprenger was the chairman, chief executive officer and owner of Calistoga, until its merger with Perrier.  In that capacity, Mr. Sprenger developed new business products consisting of flavored water, juice water and other assorted products and placed them into worldwide distribution.  He also owned and operated a bulk water transport company supplying Arrowhead water from all their sources (Including one of the largest water sources in the United States) for the last 14 years.  Mr. Sprenger was a director, chairman and chief executive officer of Rochem, beverage distribution group operating in 23 countries and 42 states.

Mr. Sprenger and the registrant have not entered into, adopted, amended, modified, or otherwise commenced a material compensatory plan, contract or arrangement (whether or not written), as to which Mr. Sprenger participates or is a party, nor has there been any material grant or award under any such plan, contract or arrangement to Mr. Sprenger.

To the extent that any information called for in this Item 5.02 is not determined or is unavailable at the time of this filing, the registrant will file an amendment to this filing containing such information within four business days after the information is determined or becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2008.	MARSHALL HOLDINGS INTERNATIONAL, INC.

	By	/s/ Richard A. Bailey
Richard A. Bailey, Chief Executive Officer